Exhibit 5.1

Phone: (612) 672-8200 Fax: (612) 672-8397 www.maslon.com

November 29, 2021

Fresh Grapes, LLC

505 Highway 169 North, Suite 255

Plymouth, MN 55441

Re:	Registration Statement on Form S-1 – Exhibit 5.1

Ladies and Gentlemen:

We have acted as counsel Fresh Grapes, LLC, a Texas limited liability company, which we have been informed will, prior to the consummation of the offering described below, be converted (the “Conversion”) into Fresh Vine Wine, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (File No. 333-261037), as amended (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering by the Company of up to an aggregate of up to 2,300,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The term “Shares” shall include any additional securities registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares and the Pre-Funded Warrants. The Shares are being issued and sold pursuant to an Underwriting Agreement to be entered into by the Company in the form most recently filed as an exhibit to the Registration Statement (the “Underwriting Agreement”).

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (1) the Registration Statement, including the exhibits thereto, (2) the form of Underwriting Agreement, (3) the form of Plan of Conversion of the Company, including forms of Articles of Conversion attached thereto pursuant to which the Conversion will be effected, (4) forms of the Company’s Articles of Incorporation and Bylaws, each to be in effect upon the Conversion, (5) certain resolutions of the Board of Managers of the Company and proposed resolutions of the Board of Directors of the Company to be adopted upon the Conversion, in each case pertaining to the issuance by the Company of the Shares; and (6) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act, and (e) all Shares will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement.

Fresh Grapes, LLC
November 29, 2021

In connection herewith, we have assumed that, other than with respect to the Company, at such times as the Shares are issued and sold, all of the documents referred to in this opinion letter will have been duly authorized by, duly executed and delivered and countersigned by, and will constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents will have been duly authorized and all such parties will be duly organized and validly existing and will have the power and authority (corporate or other) to execute, deliver and perform such documents.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, and assuming the Articles of Conversion have been duly filed with the Secretary of State of the States of Texas and Nevada and the Conversion has been effected, we are of the opinion that the Shares have been duly authorized for issuance pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against receipt of the consideration set forth therein, the Shares will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction other than the corporation laws of the State of Nevada (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,